Exhibit 4.6

EXECUTION VERSION

WF CARD ISSUANCE TRUST,

as Issuer,

WF CARD FUNDING, LLC,

as Holder of the Transferor Interest,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Servicer

SERVICING AGREEMENT

Dated as of November 14, 2023

-i-

Exhibits and Schedules

EXHIBIT A —	Form of Annual Servicer’s Certificate
EXHIBIT B —	Form of Annual Certification
EXHIBIT C —	Servicing Criteria to be Addressed in Assessment of Compliance

SCHEDULE 2.04(b) —	Reporting Requirements
SCHEDULE 2.09 —	Requirements of FDIC Rule

-ii-

THIS SERVICING AGREEMENT (this “Agreement”) by and among WF CARD ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware, WF CARD FUNDING, LLC, a Delaware limited liability company (“Holder of the Transferor Interest”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as servicer (the “Servicer”).

In consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that this Agreement, together with the other Transaction Documents (each capitalized term as hereinafter defined) will define the contractual obligations of the Issuer and the Servicer, and hereby further agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. (a) Initially capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in (or by reference in) the Indenture.

(b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Account” has the meaning specified in the Indenture.

“Additional Account” has the meaning specified in the Indenture.

“Adverse Effect” has the meaning specified in the Indenture.

“Affiliate” has the meaning specified in the Indenture.

“Agreement” has the meaning set forth in the first paragraph of this document.

“Asset Representations Review” has the meaning specified in the Indenture.

“Asset Representations Review Agreement” has the meaning specified in the Indenture.

“Asset Representations Reviewer” has the meaning specified in the Indenture.

“Beneficiary” has the meaning specified in the Indenture.

“Business Day” has the meaning specified in the Indenture.

“Certificate” has the meaning specified in the Trust Agreement.

“Class” has the meaning specified in the Indenture.

“Closing Date” has the meaning specified in the Indenture.

“Collection Account” has the meaning specified in the Indenture.

“Collections” has the meaning specified in the Indenture.

“Commission” has the meaning specified in the Indenture.

“Credit Card Guidelines” has the meaning specified in the Indenture.

“Debtor Relief Laws” means (a) the United States Bankruptcy Code, (b) the Federal Deposit Insurance Act, and (c) all other insolvency, bankruptcy, conservatorship, receivership, liquidation, reorganization, or other debtor relief laws affecting the rights of creditors generally, or if applicable, the rights of creditors of banks.

“Defaulted Account” has the meaning specified in the Indenture.

“Delinquency Trigger” has the meaning specified in the Transfer Agreement.

“Eligible Servicer” means the Indenture Trustee, the parent of, or a wholly-owned subsidiary of, the Indenture Trustee, or an entity which at the time of its appointment as Servicer (a) is servicing a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (b) is legally qualified and has the capacity to service the Receivables, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Receivables or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Exchange Act” has the meaning specified in the Indenture.

“FDIC Rule” has the meaning specified in the Indenture.

“Finance Charge Receivables” has the meaning specified in the Indenture.

“Governmental Authority” has the meaning specified in the Indenture.

“Holder” has the meaning specified in the Indenture.

“Indenture” means the Indenture, dated as of November 14, 2023, among the Issuer, U.S. Bank Trust Company, National Association, not in its individual capacity but solely in its capacity as the Indenture Trustee and as the Note Registrar, and U.S. Bank National Association, not in its individual capacity but solely in its capacity as Bank, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” has the meaning specified in the Indenture.

“Indenture Trustee” has the meaning specified in the Indenture.

“Ineligible Receivable” has the meaning specified in the Indenture.

“Insolvency Event” has the meaning specified in the Indenture.

“Insurance Proceeds” has the meaning specified in the Indenture.

“Interchange” has the meaning specified in the Indenture.

“Investor Servicing Fee” has the meaning set forth in Section 2.02.

“Issuer” has the meaning specified in the Indenture.

“Lien” has the meaning specified in the Indenture.

“Monthly Period” has the meaning specified in the Indenture.

“New Issuance” has the meaning specified in Section 2.08.

“Note” or “Notes” has the meaning specified in the Indenture.

“Note Owner” has the meaning specified in the Indenture.

“Note Rating Agency” has the meaning specified in the Indenture.

“Noteholders” has the meaning specified in the Indenture.

“Obligor” has the meaning specified in the Indenture.

“Officer’s Certificate” means a certificate signed by any Vice President or more senior officer of the Servicer.

“Opinion of Counsel” has the meaning specified in the Indenture.

“Outstanding Dollar Principal Amount” has the meaning specified in the Indenture.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Permitted Investments” has the meaning specified in the Indenture.

“Person” has the meaning specified in the Indenture.

“Principal Adjustment” has the meaning specified in subsection 2.06(b).

“Principal Receivables” has the meaning specified in the Indenture.

“Rating Agency Condition” has the meaning specified in the Indenture.

“Receivable” has the meaning specified in the Indenture.

“Recoveries” has the meaning specified in the Indenture.

“Regulation AB” has the meaning specified in the Indenture.

“Requirements of Law” has the meaning specified in the Indenture.

“Sarbanes Certification” has the meaning specified in the Indenture.

“Securities Act” has the meaning specified in the Indenture.

“Securitization Transaction” has the meaning specified in the Indenture.

“Series” has the meaning specified in the Indenture.

“Servicer” has the meaning set forth in the first paragraph of this document.

“Servicer Default” has the meaning specified in Section 5.01.

“Servicing Fee” has the meaning specified in Section 2.02.

“Servicing Participant” means any Person, other than the Indenture Trustee, that is a “party participating in the servicing function” as defined in Instruction 2 to Item 1122 of Regulation AB.

“Servicing Party” has the meaning specified in subsection 7.03(a).

“Subservicer” means any Person, other than the Servicer or the Indenture Trustee, that is a “servicer” as defined in 1101(j) of Regulation AB.

“Successor Servicer” has the meaning specified in subsection 5.02(a).

“Termination Notice” has the meaning specified in Section 5.01.

“Terms Document” has the meaning specified in the Indenture.

“Tranche” has the meaning specified in the Indenture.

“Transfer Agreement” has the meaning specified in the Indenture.

“Transfer Date” has the meaning specified in the Indenture.

“Transferor” has the meaning specified in the Indenture.

“Transferor Interest” has the meaning specified in the Indenture.

“Transferor Servicing Fee” has the meaning specified in subsection 2.02(a).

“Transferred Assets” has the meaning specified in the Indenture.

“Trust Accounts” has the meaning specified in the Indenture.

“Trust Agreement” has the meaning specified in the Indenture.

“WFBNA” has the meaning specified in the Indenture.

Section 1.02. Other Definitional Provisions; Rules of Construction (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein, and accounting terms partially defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control. The term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(c) The agreements, representations and warranties of WFBNA in this Agreement in its capacity as the Servicer shall be deemed to be the agreements, representations and warranties of WFBNA solely in such capacity for so long as WFBNA acts in such capacity under this Agreement.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The term “including” and words of similar import will be deemed to be followed by “without limitation.” The canon of ejusdem generis may be applied only in the context of this Agreement’s purpose and not merely in the context of a particular phrase.

(e) A reference to any law is to that law as amended or supplemented to the applicable time. A reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as amended or supplemented to the applicable time. A reference to any Person includes that Person’s successors and permitted assigns. Wherever from the context it appears appropriate, each term defined in either the singular or the plural form incorporates both the singular and the plural form of such term.

ARTICLE II

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 2.01. Appointment; Acceptance of Appointment and Other Matters Relating to the Servicer. (a) The Issuer hereby appoints WFBNA to act as the Servicer as its agent to service the Transferred Assets and enforce its rights and interests in and under the Transferred Assets and to serve in such capacity until the termination of its responsibilities pursuant to Sections 4.05, 5.01 or 6.01, as applicable. WFBNA agrees to act as the Servicer under this Agreement and to perform the duties and obligations set forth herein.

(b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 5.01, the Servicer is hereby authorized and empowered to take any and all reasonable steps necessary or desirable and consistent with the ownership of the Transferred Assets by the Issuer and the pledge of the Transferred Assets by the Issuer to the Indenture Trustee under the Indenture in the determination of the Servicer, to (i) collect all amounts due under the Transferred Assets, including endorsing its name on checks and other instruments representing Collections on the Transferred Assets, and executing and delivering any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Transferred Assets and (ii) after the Transferred Assets (or any part thereof) become delinquent and to the extent permitted under and in compliance with applicable law and regulations, (A) commence proceedings with respect to the enforcement of payment of the Transferred Assets, (B) adjust, settle or compromise any payments due thereunder, and (C) initiate proceedings against any collateral securing the obligations due under the Transferred Assets, in each case, consistent with the Credit Card Guidelines, (iii) make deposits to and withdrawals from the Collection Account and any other Trust Account, as set forth in this Agreement, the Indenture or any Indenture Supplement, (iv) take any action required or permitted under any enhancement for any Series, Class or Tranche of Notes, as set forth in this Agreement, the Indenture or any Indenture Supplement, (v) subject to Section 2.05, make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Commission or any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting obligations and (vi) to take, on behalf of the Issuer, such actions as are necessary to obtain and maintain a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee, including preparing and causing the Issuer to file UCC financing statements, amendments to such financing statements and continuation statements and obtaining legal opinions with respect to the security interest in the Collateral. The Issuer shall furnish (or cause to be furnished) to the Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and Issuer shall assist the Servicer to the fullest extent to enable the Servicer to collect the Transferred Assets and otherwise discharge its duties hereunder, including under subsection 2.01(i).

(c) In the event that the Transferor is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of the Transfer Agreement (including, without limitation, by reason of the application of the provisions of Section 4.01 thereof or the order of any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Issuer) then, in any such event, (A) the Servicer agrees to allocate, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor’s inability to transfer such Receivables (up to an amount equal to the aggregate amount of Principal Receivables held by the Issuer on such date of inability) in accordance with subsection 2.05(d) of the Transfer Agreement; (B) the Servicer agrees to apply such amounts as Collections on Transferred Assets in accordance with the Indenture; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Issuer) that are written off as uncollectible shall continue to be allocated in accordance with the Indenture, and all amounts that would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Issuer shall be deemed to be Principal Receivables for the purpose of all calculations under the Transaction Documents. If the Servicer is unable, pursuant to any Requirements of Law, to allocate payments on the Accounts as described in subsection 2.05(d) of the Transfer Agreement and above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account proportionately based on the total amount of Principal Receivables of such Obligor retained by the Issuer and the total amount owing by such Obligor on such Account after such event, and the portion allocable to any Principal Receivables retained by the Issuer shall be applied and paid in accordance with the Indenture. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Issuer, shall continue to be owned by the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables to the Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with the Indenture.

(d) In the event that pursuant to subsection 2.04(d) of the Transfer Agreement, the Transferor accepts reassignment of an Ineligible Receivable as provided in subsection 2.04(d) of the Transfer Agreement, then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables held by the Issuer. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to Receivables of such Obligor held by the Issuer, then the Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor held by the Issuer and the total amount owing by such Obligor on any Ineligible Receivables purchased by the Transferor, and the portion allocable to any Principal Receivables held by the Issuer shall be treated as Collections in accordance with the Indenture.

(e) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

(f) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

(g) Following receipt of notice of any designation of Additional Accounts or Removed Accounts, or any discounting of any or all Principal Receivables pursuant to Section 3.01, the Servicer shall take actions consistent with such notice and the related provisions of the Transaction Documents and assist the Issuer in producing any information required by the Issuer in connection with such designation.

(h) The Servicer shall post payments on the Receivables made in accordance with the terms of the related Credit Card Agreement to its Obligor records no more than two (2) Business Days after receipt, or such other number of days specified in the related Credit Card Agreement. Such payments shall be allocated to principal, interest or other items in accordance with the terms of the Credit Card Agreement, the Credit Card Guidelines and the Transaction Documents.

(i) The Servicer shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables that are included in the Transferred Assets in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Receivables included in the Transferred Assets. Such documents, books and computer records shall reflect all facts giving rise to the Receivables included in the Transferred Assets, all payments and credits with respect thereto, and such documents, books and computer records shall indicate the interests of Issuer and the Indenture Trustee in the Transferred Assets.

(j) Subject to the terms of the Indenture, the Servicer, on behalf of the Issuer, shall deliver entitlement orders, as that term is defined in the New York UCC, instructions within the meaning of 9-104(b) of the New York UCC (if applicable) and other directions as to the investment or disposition of funds credited to the Trust Accounts, and shall direct the Bank (with a copy of such direction to the Indenture Trustee) as to the investment or other disposition of funds credited to the Trust Accounts; provided that the Servicer, on behalf of the Issuer, will direct the Bank to invest only in Permitted Investments maturing no later than the day prior to the required distribution date for such funds or, if earlier, the date specified in the Transaction Documents.

Section 2.02. Servicing Compensation. (a) As full compensation for its servicing activities hereunder, acting in its capacity as calculation agent pursuant to any Terms Document, and as reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Monthly Period prior to the termination of the Servicer’s obligations under this Agreement, payable monthly on the related Transfer Date, in an amount equal to one-twelfth of the product of (a) 2.00% and (b) the Average Principal Receivables during the prior Monthly Period. The share of the Servicing Fee allocable to Notes (the “Investor Servicing Fee”) of a particular Series with respect to any Monthly Period will each be determined in accordance with the terms of the relevant

Indenture Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Notes of any Series shall be paid by the Holder of the Transferor Interest directly to the Servicer on or before the related Transfer Date, and in no event shall the Issuer, the Indenture Trustee or the Noteholders of any Series, Class or Tranche of Notes be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holder of the Transferor Interest (the “Transferor Servicing Fee”).

(b) The Servicer’s expenses include the reasonable fees of and reimbursement of reasonable disbursements by each of the Indenture Trustee, the Note Registrar, the Bank, and the Servicer’s independent public accountants in connection with the Servicer’s activities hereunder, and all other expenses incurred by the Servicer in connection with its activities hereunder and its activities acting in its capacity as calculation agent pursuant to any Terms Document; provided, that, for the avoidance of doubt and it being understood that this proviso is not intended to delineate what does or does not constitute a reasonable disbursement more broadly, the Servicer shall not be liable for any disbursements of the Indenture Trustee, the Note Registrar, or the Bank to the extent such disbursements were incurred because of the negligence or willful misconduct of such Persons; provided further, that the Servicer shall not be liable for any liabilities, costs or expenses of the Issuer or the Noteholders arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith); provided further, if the Indenture Trustee shall act as Successor Servicer, except for liability for any such expenses resulting from its actions as Indenture Trustee and/or Successor Servicer, the Indenture Trustee, as Successor Servicer, shall not be liable for any such expenses incurred in any given calendar month in excess of the total amount of Servicing Fee received or to be received by it in connection with its role as Successor Servicer during such calendar month, and the Holder of the Transferor Interest shall be liable for such expenses, if any, in excess of the amount for which the Indenture Trustee, as Successor Servicer, is liable with respect to such calendar month. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, if the Indenture Trustee shall act as Successor Servicer, it shall not in any event have obligations (including indemnities other than those resulting from its actions as Successor Servicer) to pay any indemnities owed by any other Servicer.

Section 2.03. Representations and Warranties of the Servicer. The Servicer hereby makes as of the date hereof, and any Successor Servicer by its appointment hereunder shall make (with appropriate modifications to subsection 2.03(a) to reflect the Successor Servicer’s organization) the following representations and warranties, on which the Issuer has relied in engaging the Servicer:

(a) Organization and Good Standing. The Servicer is a duly organized national banking association validly existing, and in good standing under the law of the United States of America and has, in all material respects, full power and authority to own its assets and operate its credit card business as presently owned or operated, and to execute, deliver, and perform its obligation under this Agreement.

(b) Due Qualification. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal and Delaware law. If the Servicer shall be required by any Requirements of Law to so qualify or register or obtain such license or approval, then it shall do so.

(c) Due Authorization. The Servicer has duly authorized, by all necessary action, its execution and delivery of this Agreement and its consummation of the transactions contemplated by this Agreement and this Agreement will remain, from the time of its execution, an official record of the Servicer.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or general principles of equity.

(e) No Violation. The Servicer’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and its fulfillment of the terms of this Agreement do not (i) conflict with, breach any material term of, or cause a material default under (with or without notice or lapse of time or both) any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which the Servicer is bound or (ii) conflict with or violate any Requirement of Law applicable to the Servicer, which conflict, breach, default or violation, in the Servicer’s reasonable judgment, is likely to materially and adversely affect the Servicer’s ability to perform its obligations under this Agreement.

(f) No Proceedings. No proceeding or investigation against the Servicer is pending or, to the best of the Servicer’s knowledge, threatened before any Governmental Authority that (A) seeks any determination or ruling that, in the Servicer’s reasonable judgment, would materially and adversely affect the Servicer’s performance under this Agreement, or (B) seeks any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable the failure to comply with which would have a material adverse effect on the Noteholders.

(h) All Consents. The Servicer has obtained all approvals, authorizations, licenses, consents, and orders required of any Governmental Authority in connection with the Servicer’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and its fulfillment of the terms of the Agreement.

(i)    Rescission or Cancellation. The Servicer shall not cause or authorize any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the normal operating procedures of the Servicer.

(j)    Receivables Not to Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by an instrument or chattel paper (as defined in the New York UCC).

Section 2.04.    Reports and Records for the Issuer and the Indenture Trustee.

(a)    Daily Reports. On each Business Day, the Servicer, with prior notice, shall prepare and make available at the office of the Servicer for inspection by the Issuer or the Indenture Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

(b)    Other Reporting Requirements. The Servicer hereby agrees that, from and after the Closing Date and until the date on which the outstanding balances of all Receivables have been reduced to zero, it shall deliver or cause to be delivered financial statements, notices, and other information at the times, to the Persons, and in a manner set forth in Schedule 2.04(b).

Section 2.05.    Reports to the Commission The Servicer shall, on behalf of the Issuer, cause to be filed with the Commission any periodic or current reports required to be filed pursuant to the provisions of Section 13(a) or 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder; provided, however, that the Issuer may, at any time and from time to time, with reasonable prior notice to the Servicer, designate that the Transferor shall instead cause to be filed with the Commission any such report or reports, as determined by the Issuer in its sole discretion; provided, further, that if the Indenture Trustee becomes the Successor Servicer, then the Issuer shall cause the Transferor to file such reports with the Commission, it being understood that in no event will the Transferor’s obligation to file any such report alter or affect any obligation of the Servicer, including any Successor Servicer, arising under this Agreement to prepare and deliver to any other Person any document, statement, report or other information that is required to be included in any such report.

Section 2.06.    Collections; Adjustments for Miscellaneous Credits and Fraudulent Charges.

(a)    The Servicer shall, on behalf of the Issuer, apply all Collections with respect to the Transferred Assets for each Monthly Period as described in the Indenture, each Indenture Supplement and each Terms Document, as applicable.

(b)    (i) The Servicer shall be obligated to reduce on a net basis each Monthly Period the aggregate amount of Principal Receivables used to calculate the Transferor Interest as provided in this subsection 2.06(b) (a “Principal Adjustment”) with respect to any Principal Receivable (A) which is reduced by the Servicer by any rebate, refund, charge back, unauthorized charge, billing error to the related obligor, or other adjustment (other than by reason of any Servicer error) or (B) which was created as a result of a fraudulent or counterfeit charge. A Principal

Adjustment must not be made for any Principal Receivable reduction caused by the Servicer’s breach of its obligations under this Agreement.

(ii) If (A) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (B) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this subsection 2.06(b) shall not require any change in any report previously delivered.

Section 2.07. Calculations, Allocations and Disbursements. With respect to each Series, Class and Tranche, the Servicer shall make or cause to be made the allocations and shall cause to be made the disbursements, and the calculations and determinations required therefor, for such Series, Class or Tranche, as applicable, on behalf of the Issuer as is required to be made by the Issuer under the terms of the Indenture, the Indenture Supplement or Terms Document, as applicable, for such Series, Class or Tranche. Pursuant to the terms of the Indenture, the Servicer shall provide written instructions to the Indenture Trustee with respect to allocations and disbursements to be made to or from the Trust Accounts.

Section 2.08. New Issuances. Pursuant to one or more Indenture Supplements or Terms Documents, as applicable, Issuer may issue one or more new Series, Classes or Tranches of Notes (each, a “New Issuance”), as more fully described in the Indenture. To enable the Servicer to perform its obligations pursuant to this Agreement, the Issuer shall give reasonable prior notice to the Servicer of each New Issuance and shall provide the Servicer an opportunity to review and comment upon the form of each monthly report required to be delivered by Servicer pursuant to Schedule 2.04(b), the related Indenture Supplement and the related Terms Document, as applicable.

Section 2.09. Compliance with the FDIC Rule. Servicer agrees to perform and satisfy all covenants and other agreements applicable to it set forth in Schedule 2.09 and to take such other action (or refrain from taking action) to give full effect to the requirements set forth on Schedule 2.09.

Section 2.10. Receivables in Defaulted Accounts Assigned for Collection.

(a) On the date any Account becomes a Defaulted Account, the Issuer shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Servicer for collection, without recourse, representation or warranty, all the right, title and interest of the Issuer in, to and under (i) all Receivables in such Defaulted Account, (ii) all monies due or to become due with respect to such Receivables (including Finance Charge Receivables), (iii) all Interchange and Insurance Proceeds allocable to such Receivables and (iv) all proceeds of the foregoing property; provided, however, that the Issuer will retain, and not be deemed to have conveyed to the Servicer, all right, title, and interest in, to and under all Recoveries allocable to those Receivables.

(b) The Servicer agrees to take appropriate actions to collect all amounts due with respect to the Receivables in Defaulted Accounts assigned to it under this provision (including any related Finance Charge Receivables), in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to such Receivables, the Credit Card Guidelines, and the terms of this Agreement.

(c) Upon collection of any Recoveries and any other amounts by the Servicer, with respect to any such Receivables in Defaulted Accounts assigned to it for collection, the Servicer shall transfer such amounts of Recoveries to the Issuer by depositing such Recoveries into the Collection Account within two (2) Business Days of determining that such Recoveries belong to the Issuer.

(d) Notwithstanding the foregoing, any Receivables or related rights conveyed to the Servicer for collection pursuant to this Section 2.10 shall remain subject to the provisions of subsection 2.04(d) of the Transfer Agreement and if reassignment of such Receivables is required pursuant to such section, then such reassignment will be made by the Servicer to the Transferor automatically and without further action or consideration on the part of the Transferor, Servicer, or Issuer other than those actions and considerations required pursuant to subsection 2.04(d) of the Transfer Agreement.

ARTICLE III

COVENANTS OF THE ISSUER

Section 3.01. Notice of Additional Accounts, Removed Accounts and Discount Option Percentage. The Issuer shall promptly notify Servicer of (i) any designation of Additional Accounts or Removed Accounts and (ii) any designation of a discount percentage to be applied to any or all of the Principal Receivables; provided, that if the Servicer is not WFBNA or an Affiliate thereof, the Issuer shall provide notification of any such designation no later than five (5) days prior to the effectiveness of such designation. Any such designation or removal shall be effective for purposes of this Agreement on the date the designation or removal is given effect under the Transfer Agreement, as specified by the Issuer to the Servicer.

ARTICLE IV

OTHER MATTERS RELATING TO THE SERVICER

Section 4.01. Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

Section 4.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the corporation or other entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation or entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall be a savings association, national banking association, bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Issuer in form satisfactory to the Issuer, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(ii) the Servicer shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate of the Servicer to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 4.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer;

(iii) the Servicer shall have delivered notice to each Note Rating Agency of such consolidation, merger, conveyance or transfer; and

(iv) the corporation or other entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

Section 4.03. Limitation on Liability of the Servicer and Others. To the fullest extent permitted by applicable law, the directors, officers, employees or agents of the Servicer shall not be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Transferor, the Noteholders or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. To the fullest extent permitted by applicable law, except as provided in Section 4.04 with respect to the Issuer and its officers, directors, employees and agents, the Servicer shall not be under any liability to the Issuer, its officers, directors, employees and agents or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

Section 4.04. Servicer Indemnification of the Issuer, the Indenture Trustee, the Owner Trustee, and the Note Registrar. (a) To the fullest extent permitted by applicable law, the Servicer shall indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Bank and the Note Registrar (including each of the Indenture Trustee, the Owner Trustee, the Bank and the Note Registrar in its individual capacity) and each of their officers, directors, members, employees and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to its duties pursuant to this Agreement, including, but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, and in the case of the Indenture Trustee, including any reasonable expenses incurred in connection its appointment as Successor Servicer in accordance with subsection 11.13(b) of the Indenture; provided, however, that the Servicer shall not indemnify any Person who would otherwise be entitled to indemnity under the terms of this Section 4.04, with respect to (i) acts, omissions or alleged acts or omissions that are done or made in compliance or consistent with this Agreement or that constitute or are caused by fraud, negligence, or willful misconduct by such Person, (ii) any liabilities, costs or expenses of such Person with respect to any action taken by such Person, (iii) any losses, claims or damages incurred by such Person in its capacity as investor, including, without limitation, losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible, or (iv) any liabilities, costs or expenses of such Person arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Person in connection herewith to any taxing authority. Any such indemnification shall not be payable from Transferred Assets. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

(b) As contemplated by subsection 8.03(e) of the Indenture, in the event that Noteholders submit a written petition to the Issuer and the Indenture Trustee directing that a vote be taken on whether to initiate an Asset Representations Review in accordance with Section 14.06 of the Indenture, the Servicer shall offer to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such petition; provided that if the Indenture Trustee becomes Successor Servicer; then the Holder of the Transferor Interest shall be responsible to offer such security or indemnity to the Indenture Trustee.

Section 4.05. The Servicer Not To Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer’s Certificate of the Servicer, each to such effect delivered to the Transferor, the Issuer, the Note Registrar and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 5.02 hereof.

Section 4.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Issuer and its designees access to the documentation regarding the Accounts and the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 4.06 shall derogate from the obligation of the Issuer and its designees to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 4.06 as a result of such obligations shall not constitute a breach of this Section 4.06.

Section 4.07. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the terms of this Agreement and the Credit Card Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 4.05 hereof. Notice of any such delegation shall be given to each Note Rating Agency and the Issuer.

Section 4.08. Examination of Records. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.05 of the Transfer Agreement) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Issuer pursuant to the Transfer Agreement and pledged by the Issuer to the Indenture Trustee under the Indenture. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable (other than a Receivable in a Defaulted Account).

Section 4.09. Notice of Lien. The Servicer shall advise the Issuer, the Note Registrar and the Indenture Trustee promptly, in reasonable detail, (i) of any Lien known to it made or asserted against any Transferred Assets (other than the Liens created under any Transaction Document), and (ii) of the occurrence of any event known to it which would have a material adverse effect on the aggregate value of the Transferred Assets.

ARTICLE V

SERVICER DEFAULTS

Section 5.01. Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given by the Servicer, as the case may be;

(b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Noteholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer (or the Indenture Trustee on behalf of the Issuer);

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Issuer or Noteholders and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer; or

(d) an Insolvency Event with respect to the Servicer shall have occurred;

then, so long as such Servicer Default shall not have been remedied, the Issuer may, if directed by the Indenture Trustee (acting at the direction of Noteholders of not less than 66 2/3% of the Outstanding Dollar Principal Amount of the Notes for all Series), by delivery of a written notice of termination to the Issuer (a “Termination Notice”), terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Issuer pursuant to Section 5.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Issuer is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Issuer and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds, Recoveries and Interchange (if any) applicable to the Issuer. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 5.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as shall be reasonably necessary for the Servicer to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 5.01(a) for a period of 10 additional Business Days or under subsection 5.01(b) or (c) for a period of 60 additional Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Issuer with an Officer’s Certificate of the Servicer giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

For the avoidance of doubt, the determination of a Servicer Default shall be based solely on the provisions in this Section 5.01, and the occurrence of a material instance of noncompliance with the applicable servicing criteria specified in Item 1122(d) of Regulations AB shall not be determinative that a Servicer Default has occurred.

Section 5.02. Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 5.01 or the resignation by the Servicer as permitted by Section 4.05, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Issuer in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Issuer, until a date mutually agreed upon by the Servicer and the Issuer. The Issuer shall notify each Note Rating Agency of such removal of the Servicer. The Issuer shall, as promptly as possible after the giving of a Termination Notice, appoint a successor servicer that is an Eligible Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall assume all rights and be subject to all the responsibilities, duties and liabilities relating thereto afforded to and placed on the Servicer by the terms and provisions hereof, and all references to the Servicer shall be deemed to refer to the Successor Servicer; provided, that such Successor Servicer shall have no responsibility for any actions of the predecessor Servicer prior to the date of its appointment as Successor Servicer.

(c) The Servicer agrees that it shall terminate its activities as Servicer hereunder in a manner acceptable to the Issuer so as to facilitate the transfer of servicing to the Successor Servicer, including timely delivery (i) to the Issuer of any funds that were required to be deposited in the Collection Account, and (ii) to the Successor Servicer, at a place selected by the Successor Servicer, of all servicing records and other information with respect to the Transferred Assets, along with payment of all costs associated with the transfer of servicing. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of Servicer.

(d) Any termination or resignation of the Servicer under this Agreement shall not affect any claims that the Issuer may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

Section 5.03. Notification to Noteholders. Within two (2) Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Issuer, the Indenture Trustee, the Note Registrar and the Note Rating Agencies. The Issuer will, pursuant to subsection 11.08(c) of the Indenture, direct the Indenture Trustee to give or make available a copy of such notice to the Noteholders pursuant to the Indenture.

Section 5.04. Waiver of Past Defaults. The Issuer may, if directed by the Indenture Trustee (acting at the direction of Noteholders of not less than 66 2/3% of the Outstanding Dollar Principal Amount of the Notes of all Series adversely affected by any default by the Servicer), and with prior notice to each Note Rating Agency, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to this Agreement and the related Indenture Supplement, which default does not result from the failure of the Indenture Trustee to perform its obligations to make any required deposit or payments of interest and principal in accordance with the related Indenture Supplement. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VI

TERMINATION

Section 6.01. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Issuer and the Servicer under this Agreement shall terminate, on the date on which the Issuer is terminated in accordance with Section 7.01 of the Trust Agreement.

ARTICLE VII

COMPLIANCE WITH REGULATION AB

Section 7.01. Intent of the Parties; Reasonableness. The Servicer and the Issuer acknowledge and agree that the purpose of this Article VII is to facilitate compliance with the provisions of Regulation AB and related rules and regulations of the Commission. The Issuer shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the delivery in connection with a private offering of information or other performance comparable to that required thereunder). The Servicer shall cooperate fully with the Issuer to deliver to the Issuer and the Transferor (including any of their respective assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer to permit compliance with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Accounts, or the servicing of the Receivables, reasonably believed by the Issuer to be necessary in order to effect such compliance.

Section 7.02. Additional Representations and Warranties of the Servicer. The Servicer shall be deemed to represent to the Issuer and the Transferor, as of the date on which information is provided to the Issuer and the Transferor under Section 7.03 that, except as disclosed in writing to the Issuer and the Transferor prior to such date to the best of its knowledge: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a securitization involving credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under the Agreement; and (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any unaffiliated third-party originator of Receivables.

Section 7.03. Information to Be Provided by the Servicer. (a) In connection with any Securitization Transaction, the Servicer shall (i) within five (5) Business Days following request by the Issuer, provide to the Issuer and the Transferor, in writing, the information specified in this subsection, and (ii) as promptly as practicable following notice to or discovery by the Servicer of any changes to such information, provide to the Issuer and the Transferor, in writing, such updated information. If so requested by the Issuer, the Servicer shall provide to the Issuer and the Transferor such information regarding the Servicer and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicing Party”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(i) the Servicing Party’s name and form of organization;

(ii) a description of how long the Servicing Party has been servicing credit card receivables; a general discussion of the Servicing Party’s experience in servicing assets of any type as well as a more detailed discussion of the Servicing Party’s experience in, and procedures for, the servicing function it will perform under this Agreement; information regarding the size, composition and growth of the Servicing Party’s portfolio of credit card accounts of a type similar to the Accounts and information on factors related to the Servicing Party that may be material, in the good faith judgment of the Issuer, to any analysis of the servicing of the Receivables or the related asset-backed securities, as applicable, including, without limitation:

(A) whether any prior securitizations of credit card receivables involving the Servicing Party defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(B) the extent of outsourcing the Servicing Party utilizes;

(C) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicing Party as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(D) whether the Servicing Party has been terminated as servicer in a securitization of credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; and

(E) such other information as the Issuer may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Party’s policies or procedures with respect to the servicing function it will perform under this Agreement;

(iv) information regarding the Servicing Party’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicing Party could have a material adverse effect on the performance by the Servicing Party of its servicing obligations under this Agreement;

(v) a description of the Servicing Party’s processes and procedures designed to address any special or unique factors involved in servicing;

(vi) a description of the Servicing Party’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as sale of the Receivables in Defaulted Accounts;

(vii) information as to how the Servicing Party defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Issuer, the Servicer shall provide to the Issuer and the Transferor such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the distribution reports otherwise required to be delivered monthly by the Servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

(c) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or such Subservicer, the Servicer shall provide to the Issuer and the Transferor at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Issuer and the Transferor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Issuer, all information reasonably requested by the Issuer in order to comply with Item 6.02 of Form 8-K with respect to any Series, Class or Tranche, of any Notes issued by the Issuer.

Section 7.04. Report on Assessment of Compliance and Attestation. (a) On or before the 90th day following the end of each fiscal year of the Issuer, beginning with the end of fiscal year 2024, the Servicer shall:

(i) deliver to the Issuer, the Transferor, the Indenture Trustee and each Note Rating Agency a report regarding the Servicer’s assessment of compliance with the servicing criteria during the immediately preceding fiscal year of the Issuer, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuer and the Transferor and signed by an authorized officer of the Servicer, and shall address each of the servicing criteria specified in Exhibit C or such criteria as mutually agreed upon by the Issuer and the Servicer;

(ii) deliver to the Issuer, the Transferor, the Indenture Trustee and each Note Rating Agency a report of a registered public accounting firm reasonably acceptable to the Issuer that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation report shall be in accordance with Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB; provided, however, that the assessment of compliance required by paragraph (i) of this Section 7.04 and the attestation report required by this paragraph may be replaced, with the consent of the Issuer, by any similar assessment of compliance or attestation report using standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no-action” letter or similar guidance promulgated by the Commission;

(iii) cause each other Servicing Participant to deliver to the Issuer, the Transferor, and the Servicer an assessment of compliance that addresses each of the applicable servicing criteria specified in a document substantially in the form of Exhibit C hereto and a related accountants’ attestation as and when provided in paragraphs (i) and (ii) of this subsection; provided, however, that if such other Servicing Participant is not an Affiliate of the Servicer, such assessment of compliance and accountants’ attestation shall be delivered on or before the 60th day following the end of each fiscal year of the Issuer, beginning with the end of fiscal year 2024; and

(iv) deliver, and cause each other Servicing Participant to deliver, to the Issuer, the Transferor, and any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Issuer or the Transferor with respect to a Securitization Transaction a certification, signed by any Vice President or more senior officer of the Servicer or other Servicing Participant, as applicable, substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by the Issuer and the Servicer; provided, however, that if any such other Servicing Participant is not an Affiliate of the Servicer, such certification shall be delivered on or before the 60th day following the end of each fiscal year of the Issuer, beginning with the end of fiscal year 2024.

(b) The Servicer acknowledges that the parties identified in subsection 7.04(a)(iv) may rely on the certifications provided by the Servicer and each other Servicing Participant pursuant to such subsection in signing a Sarbanes Certification and filing such with the Commission.

Section 7.05. Use of Subservicers and Servicing Participants . (a) The Servicer shall use its best efforts to hire or otherwise utilize only the services of Subservicers that agree to comply with the provisions of paragraph (b) of this Section. The Servicer shall use its best efforts to hire or otherwise utilize only the services of Servicing Participants, and shall use its best efforts to ensure that Subservicers hire or otherwise utilize only the services of Servicing Participants, to fulfill any of the obligations of the Servicer as servicer under this Agreement, if those Servicing Participants agree to comply with the provisions of paragraph (c) of this Section.

(b) Except as may otherwise be required pursuant to Section 4.07, it shall not be necessary for the Servicer to seek the consent of the Issuer to the utilization of any Subservicer. The Servicer shall use its best efforts to cause any Subservicer used by the Servicer (or by any

Subservicer) for the benefit of the Issuer and the Transferor to comply with the provisions of this Section 7.05 and with Sections 7.02, 7.03, 7.04, and 7.06 of this Agreement to the same extent as if such Subservicer were the Servicer; provided, however, that this sentence shall not apply to Section 7.06 for Subservicers that meet only the criteria in Section 1108(a)(2)(iv) of Regulation AB and do not meet the criteria in Section 1108(a)(2)(i) through (iii) of Regulation AB. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Issuer and the Transferor any servicer compliance statement required to be delivered by such Subservicer under Section 7.06, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 7.04 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 7.04, in each case, as and when required to be delivered as determined by the Issuer.

(c)    Except as may otherwise be required pursuant to Section 4.07, it shall not be necessary for the Servicer to seek the consent of the Issuer to the utilization of any Servicing Participant. The Servicer shall promptly upon request provide to the Issuer and the Transferor a written description (in form and substance satisfactory to each of the Issuer and the Transferor) of the role and function of each Servicing Participant utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Servicing Participant and (ii) which elements of the servicing criteria will be addressed in assessments of compliance provided by each Servicing Participant. As a condition to the utilization of any Servicing Participant, the Servicer shall use its best efforts to cause any such Servicing Participant used by the Servicer (or by any Subservicer) for the benefit of the Issuer and the Transferor to comply with the provisions of Section 7.04 of this Agreement to the same extent as if such Servicing Participant were the Servicer. The Servicer shall be responsible for obtaining from each Servicing Participant and delivering to the Issuer and the Transferor any assessment of compliance and attestation required to be delivered by such Servicing Participant under Section 7.04, in each case as and when required to be delivered.

Section 7.06.    Annual Servicer’s Certificate . The Servicer shall deliver to the Issuer, the Transferor, the Indenture Trustee, and each Note Rating Agency, on or before the ninetieth (90th) day following the end of each fiscal year of the Issuer (beginning with the end of fiscal year 2024), the statement of compliance required under Item 1123 of Regulation AB with respect to such fiscal year, which statement will be in the form of an Officer’s Certificate of the Servicer, substantially in the form of Exhibit A.

Section 7.07.    Investor Communication. (a) In the event the Servicer receives a request from any Person to communicate with a Note Owner, for so long as the Transferor files distribution reports on Form 10-D in respect of the Issuer with the Commission pursuant to Section 3.04 of the Transfer Agreement, the Servicer shall promptly report such request to the Transferor and shall provide: the name of the Person making such request; the date the Servicer received such request; to the extent known, a description of the method Note Owners may use to contact the Person making such request; and copies of any documentation the Servicer receives in connection with such request that serves to verify the identity of the Person making such request as a Note Owner.

(b)    For so long as the Servicer, on behalf of the Issuer, files distribution reports on Form 10-D with the Commission pursuant to Section 2.05 of this Agreement, with respect to any

Monthly Period in which the Servicer receives a request from any Note Owner to communicate with another Note Owner with regard to the possible exercise of rights under the Indenture or any other Transaction Document, the Servicer shall include the following information in the related distribution report on Form 10-D:

(i)    the name of the Note Owner making such request;

(ii)    the date the Servicer received such request;

(iii)    a statement to the effect that the Servicer has received a request from such Note Owner stating that it is interested in communicating with other Note Owners with regard to the possible exercise of rights under the Indenture or other Transaction Document; and

(iv)    a description of the method other Note Owners may use to contact the requesting Note Owner;

provided, however, that prior to disclosing the information listed above on Form 10-D, the Servicer shall be entitled to verify the identity of such requesting Note Owner by requiring it to provide written certification that it is such a Note Owner and one other form of documentation, such as a trade confirmation, an account statement, a letter from such Note Owner’s broker or dealer, or another similar document.

ARTICLE VIII

ASSET REPRESENTATIONS REVIEW

Section 8.01.    Delinquency Trigger. (a) The Servicer shall provide prompt written notice to the Issuer, the Transferor, and the Indenture Trustee of the occurrence of any Delinquency Trigger (which notice shall include the related Three Month Average 60+-Day Delinquency Rate)and, on a monthly basis thereafter, whether any such Delinquency Trigger is or is no longer continuing (and, if continuing, the related Three Month Average 60+-Day Delinquency Rate) and, for so long as the Servicer, on behalf of the Issuer, files distribution reports on Form 10-D with the Commission pursuant to Section 2.05, shall disclose the occurrence of any such Delinquency Trigger and its continuing status, in each case in the distribution report on Form 10-D for the distribution period in which such Delinquency Trigger occurs and is or is no longer continuing, as applicable.

(b)    In the event the Delinquency Trigger is adjusted by the Transferor pursuant to subsections 6.01(b) and (c) of the Transfer Agreement, for so long as the Servicer, on behalf of the Issuer, files distribution reports on Form 10-D with the Commission pursuant to Section 2.05, the Servicer shall disclose, to the extent it has notice thereof, the adjusted Delinquency Trigger and how it was determined to be appropriate, in the distribution report on Form 10-D for the distribution period in which the adjustment occurs.

Section 8.02.    Investor Action to Initiate an Asset Representations Review. Upon the Servicer’s receipt of written notice from the Indenture Trustee pursuant to subsection 14.06(b) of the Indenture that Noteholders have directed that an Asset Representations Review be undertaken, the Servicer shall promptly provide a written instruction to the Asset Representations Reviewer to commence an Asset Representations Review in accordance with the terms set forth in the Asset Representations Review Agreement. The Servicer shall take such other actions as set forth in the Asset Representations Review Agreement as are necessary to give effect to the terms of such agreement; provided, however, that, if the Indenture Trustee becomes the Successor Servicer, following receipt of such notice, the Indenture Trustee, as Successor Servicer, shall identify those Accounts and Receivables that are 60 days or more delinquent as Review Accounts and Review Receivables (each, as defined in the Asset Representations Review Agreement), respectively, together with additional Accounts or Receivables, if any, as directed by the Beneficiary, on behalf of the Issuer.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment. The Issuer and the Servicer may modify, alter or amend this Agreement at any time and from time to time, provided that prior notice is given to each Note Rating Agency, and provided further that, prior to such modification, alteration or amendment, at least one of the following conditions is satisfied with respect to all Series, Classes and Tranches of Notes Outstanding:

(a) the Issuer (i) receives an Officer’s Certificate of the Servicer to the effect that the Servicer reasonably believes that such modification, alteration or amendment will not have an Adverse Effect and (ii) satisfies the Rating Agency Condition with respect to such action; or

(b) the Issuer receives consent of Noteholders evidencing more than 66 2/3% of the Outstanding Dollar Principal Amount of all affected Series, Classes or Tranches of Notes for which the conditions in subsection 9.01(a) have not been satisfied; provided that it shall not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance of the proposed amendment; or

(c) if such modification, alteration or amendment is to facilitate compliance with any change in law or regulation applicable to the Servicer, Transferor, Issuer, Indenture Trustee or the transactions described in this Agreement, the Issuer receives an Officer’s Certificate of the Servicer to the effect that the Servicer reasonably believes that such modification, alteration or amendment is required to facilitate compliance with such change in law or regulation provided that no amendment to this Agreement that affects the duties, rights, privileges or indemnities of the Indenture Trustee shall have any effect without the prior written consent of the Indenture Trustee.

Promptly after the execution of any amendment (other than pursuant to subsection 9.01(a)), the Servicer shall furnish notification of the substance of such amendment to the Indenture Trustee, the Note Registrar, each Noteholder and each Note Rating Agency.

Section 9.02. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) EACH PARTY HERETO, AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES, HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SERVICER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE SERVICER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 9.02 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION 9.02 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.

THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.03.    Notices. All notices and other communications under this Agreement must be in writing and will be considered effective when delivered (or in the case of electronic transmission, when received) by hand, by courier, by overnight delivery service, or by certified mail, return receipt requested and postage prepaid, or sent by electronic transmission:

(a)	in the case of WFBNA, as the Servicer, to:

Wells Fargo Bank, National Association

550 South Tryon Street

Charlotte, North Carolina 28202

Attn: Corporate Treasury Securitization Director

Phone Number: 704-410-1327

E-mail: WFCITServicer@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association

11625 N Community House Road, Floor 10, D1185-100

Charlotte, North Carolina 28202

Attn: Controllers – Securities Administration & Operations

Phone Number: 980-260-6401

E-mail: WFCITServicer@wellsfargo.com

and to:

Wells Fargo Legal Department

401 South Tryon Street, 26th Floor

Charlotte, North Carolina 28202-4200

MAC D1050-266

Attn: Jeff Blake, Esq.

E-mail: jeff.blake@wellsfargo.com

(b)	in the case of the Issuer, to:

WF Card Issuance Trust

c/o Wilmington Trust, National Association, as owner trustee

1100 North Market Street

Wilmington, Delaware 19890-0001

Attn: Corporate Capital Markets

Phone Number: 302-636-6000

E-mail: pkanar@wilmingtontrust.com

(c)	in the case of the Holder of the Transferor Interest, to:

WF Card Funding, LLC

550 South Tryon Street, Floor 18

D1086-180

Charlotte, North Carolina 28202

Attn: Corporate Treasury—Global Funding

Phone Number: 866-263-3059

E-mail: WFCardFunding@wellsfargo.com

with a copy to:

Wells Fargo Legal Department

401 South Tryon Street, 26th Floor

Charlotte, North Carolina 28202-4200

MAC D1050-266

Attn: Jeff Blake, Esq.

E-mail: jeff.blake@wellsfargo.com

(d)	in the case of the Indenture Trustee, to:

U.S. Bank Trust Company, National Association

One Federal Street

3rd Floor

Boston, Massachusetts 02110

Attn: WF Card Issuance Trust

Telephone: 617-603-6888

Email: kevin.blanchard@usbank.com

(e)	in the case of the Bank, to:

U.S. Bank National Association

One Federal Street

3rd Floor

Boston, Massachusetts 02110

Attn: WF Card Issuance Trust

Telephone: 617-603-6888

Email: kevin.blanchard@usbank.com

Any of these entities may designate a different address in a written notice to the others under this Section 9.03.

Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.05. Binding Effect; Assignability; Pledge. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 4.02 and 5.02, Servicer may not assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein without the express prior written consent of Issuer. Any such purported assignment, transfer, hypothecation or other conveyance by the Servicer without the prior express written consent of Issuer shall be void. The Issuer may, at any time, assign or pledge any of its rights and obligations under this Agreement to any Person and any such pledgee or assignee may further pledge or assign at any time its rights and obligations under this Agreement, in each case, without the consent of Servicer. Each of the Issuer and the Servicer acknowledges and agrees that, upon any such pledge or assignment, the pledgee or assignee thereof may enforce directly, all of the obligations of the Issuer or the Servicer hereunder, as applicable.

(b) The Servicer hereby acknowledges that the Issuer has granted a security interest in the Transferred Assets and its rights under this Agreement to the Indenture Trustee under the Indenture, and hereby waives any defenses it may have against the Indenture Trustee for the enforcement of this Agreement. Accordingly, the parties hereto agree that the Indenture Trustee shall have the right to enforce this Agreement and the full performance by the parties hereto of their obligations and undertakings set forth herein. Each of the Servicer and the Issuer hereby agrees to deliver to the Indenture Trustee a copy of all notices, opinions, agreements, certificates and documents to be delivered by it hereunder.

Section 9.06. Further Assurances. The Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer and the Indenture Trustee more fully to effect the purposes of this Agreement.

Section 9.07. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Servicer or the Issuer, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.08.  Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission of an executed counterpart of a signature page to this Agreement and each other document delivered in accordance with, or pursuant to the terms hereof, shall be effective as delivery of an original executed counterpart of this Agreement and such other document. Any party hereto may also require that any such documents and signatures delivered by electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by electronic transmission.

Section 9.09.     Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, and each of the Indenture Trustee and the Note Registrar under the Indenture is a third-party beneficiary. Except as otherwise provided in this Article IX, no other Person will have any right or obligation hereunder.

Section 9.10.     Rule 144A Information. For so long as any of the Notes of any Series, Class or Tranche are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Servicer agrees to cooperate with the Issuer to provide to any Holders of such Series, Class or Tranche and to any prospective purchaser of Notes designated by such a Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 9.11.     Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.12.     Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.13.     Nonpetition Covenant. (a) To the fullest extent permitted by applicable law, the Servicer and the Holder of the Transferor Interest, by entering into this Agreement, each agrees that it will not at any time acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer.

(b)     To the fullest extent permitted by applicable law, the Servicer and the Issuer, by entering into this Agreement, each agrees that it will not at any time acquiesce, petition or otherwise invoke or cause WF Card Funding, LLC to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against WF Card Funding, LLC under any Debtor Relief Law or similar official of WF Card Funding, LLC or any substantial part of its property or ordering the winding-up or liquidation of the affairs of WF Card Funding, LLC.

Section 9.14.     Limitation on Liability. This Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, and (i) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (ii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any Person claiming by, through or under them and (iii) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related documents.

IN WITNESS WHEREOF, the Transferor, the Servicer and the Issuer have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Kristine Kinzle
Name: Kristine Kinzle
Title: Executive Director

WF CARD ISSUANCE TRUST, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Assistant Vice President

WF CARD FUNDING, LLC, as Holder of the Transferor Interest

By:	/s/ Bryant Owens
Name: Bryant Owens
Title: President

[Signature Page to Servicing Agreement]

EXHIBIT A

FORM OF ANNUAL SERVICER’S CERTIFICATE

WELLS FARGO BANK, NATIONAL ASSOCIATION

WF CARD ISSUANCE TRUST

The undersigned, a duly authorized officer of WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFBNA”), as Servicer pursuant to the Servicing Agreement dated as of November 14, 2023 (as amended, supplemented, or otherwise modified, the “Servicing Agreement”) by and between WFBNA, as Servicer, and WF CARD ISSUANCE TRUST, as Issuer, does hereby certify that:

1.     WFBNA is Servicer under the Servicing Agreement.

2.     The undersigned is duly authorized as required pursuant to the Servicing Agreement to execute and deliver this Certificate.

3.     This Certificate is delivered pursuant to Section 7.06 of the Servicing Agreement.

4.     A review of the activities of the Servicer during [the period from the Closing date until] [the twelve-month period ended] December 31,              and of its performance under the Servicing Agreement has been made under my supervision.

5.     To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Servicing Agreement in all material respects throughout such period [, except as described below:]

A-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this              day of                     ,             .

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

Re:

The Servicing Agreement, dated as of November 14, 2023 (as amended, supplemented, or otherwise modified, the “Agreement”), by and between Wells Fargo Bank, National Association, as Servicer, and WF Card Issuance Trust, as Issuer.

I,                                                  , the                                 of [Wells Fargo Bank, National Association] (the “Company”), certify to the Issuer, the Transferor [and any other Person that will be responsible for signing the Sarbanes Certification], and their respective officers, with the knowledge and intent that they will rely upon this certification, that:

(1)     I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Company to the Issuer and the Transferor pursuant to the Agreement (collectively, the “Company Information”);

(2)     To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3)     To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Issuer and the Transferor; and

(4)     To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.

Initially capitalized terms used but not otherwise defined in this certification have the respective meanings assigned thereto in (or by reference in) the Agreement.

B-1

Date:

By:
Name:
Title:

B-2

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” or such criteria as mutually agreed upon by the Issuer and the Servicer:

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.			X

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of 240.13k-1(b)(1) of this chapter.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the	X

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.			X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related credit card accounts documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X	X

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

SCHEDULE 2.04(b)

Reporting Requirements

Servicer shall:

1.

Prepare and deliver a monthly report on behalf of Issuer for each Series and each Tranche that is outstanding in the manner described in the Indenture, Indenture Supplement or Terms Document, as applicable, for such Series or such Tranche, as the case may be. Servicer shall also provide the Issuer, the Transferor, the Indenture Trustee, the Note Registrar, and any other party as required pursuant to the Indenture, the Indenture Supplement and the Terms Document, as applicable, with an electronic or written form of such report for each such Series and each such Tranche for delivery as set forth in the Indenture Supplement for such Series or the Terms Document for such Tranche, as the case may be.

2.

Prepare and deliver to Issuer any attestation report, agreed upon procedures letter or similar report regarding Servicer’s compliance with its obligations under the Servicing Agreement and the servicing functions performed by Servicer with respect to the Transaction Documents in such form as is required to be delivered to any party by the Issuer in accordance with any Indenture Supplement.

SCHEDULE 2.09

Requirements of FDIC Rule

As required by the FDIC Rule:

(a)     As used in this Schedule, references to (i) the “sponsor” shall mean WFBNA, (ii) the “issuing entity” shall mean, collectively, the Transferor, Issuer and each other transferee of the Transferred Assets that is an “issuing entity” as defined in the FDIC Rule, (iii) the “servicer” shall mean Servicer and each other “servicer” of the financial assets within the meaning of the FDIC Rule, (iv) “obligations” or “securitization obligations” shall mean the Notes, and (v) “financial assets” and “securitized financial assets” shall mean the Transferred Assets.

(b)     To the extent serving as servicer, custodian or paying agent for the securitization, the sponsor shall not comingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two (2) business days, necessary to clear any payments received.

(c)     The monthly reports described in Schedule 2.04(b) shall include such information as shall be required for the issuing entity to fulfill its obligations under clause (c) of Schedule I to the Indenture with respect to information required to be disclosed at the time of delivery of each periodic distribution report or any other information required to be provided to investors after issuance of the obligations.